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                                                                  EXHIBIT 23.1.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants we hereby consent to the use of our report, dated April 10, 1996, except for Note 3, as to which the date is January 24, 1997, on our audit of the balance sheet of HomeSide, Inc. (and to all references to our firm) included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP

Jacksonville, Florida

January 24, 1997